As filed with the Securities and Exchange Commission on July 27, 2005
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEWALLIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

52-2407114
(I.R.S. employer identification number)

195 Church Street
New Haven, Connecticut 06510
(203) 787-1111
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Merrill B. Blanksteen
Executive Vice President and Chief Financial Officer
NEWALLIANCE BANCSHARES, INC.
195 Church Street
New Haven, Connecticut 06510
(203) 787-1111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William W. Bouton III, Esq.
Robert J. Metzler, II, Esq.
Tyler Cooper & Alcorn, LLP
CityPlace - 35th Floor
185 Asylum Street
Hartford, CT 06103-3488
Phone: (860) 725-6200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	922,338 Shares	$14.52	$13,392,348	$1,577

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low sales prices for the Common Stock reported on the New York Stock Exchange on July 25, 2005.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling shareholders are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated _______________, 2005.

NEWALLIANCE BANCSHARES, INC.
195 Church Street
New Haven, Connecticut 06510
(203) 787-1111

PROSPECTUS

922,338 SHARES OF COMMON STOCK

This prospectus relates to resales of shares of common stock previously issued by NewAlliance Bancshares, Inc. to the former shareholders of Trust Company of Connecticut in connection with our acquisition of that company.

The selling shareholders named in this prospectus, or their pledgees, donees, transferees or other successors-in-interest may offer and sell up to 922,338 shares of NewAlliance Common Stock. NewAlliance issued 737,871 shares of Common Stock to the selling shareholders in connection with its acquisition of Trust Company of Connecticut, and may issue up to an additional 184,467 shares in early 2006 as part of a conditional payment obligation. NewAlliance is registering the offered shares as required by the terms of the acquisition agreement with Trust Company of Connecticut.

The selling shareholders may offer and sell their shares from time to time on the New York Stock Exchange or in private transactions at prevailing market prices or at privately negotiated prices. The registration of the offered shares does not necessarily mean that the shares will be offered or sold by the selling shareholders. Although NewAlliance will incur expenses of approximately $________ in connection with registering the shares, NewAlliance will not receive any of the proceeds from a sale of the shares by the selling shareholders. The selling shareholders, however, are responsible for their own brokerage commissions and similar expenses.

NewAlliance Common Stock is listed on the New York Stock Exchange under the symbol "NAL." On __________ ___, 2005, the closing price of NewAlliance Common Stock on the New York Stock Exchange was $_____ per share.

INVESTING IN NEWALLIANCE BANCSHARES, INC. COMMON STOCK INVOLVES RISKS. PLEASE READ “RISK FACTORS” BEGINNING ON PAGE 2 BEFORE PURCHASING THE COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

The selling shareholders may from time to time offer and sell all or a portion of the offered shares in transactions on the New York Stock Exchange or any other national securities exchange or quotation service on which the offered shares are listed or quoted at the time of the sale, in the over-the-counter market, in negotiated transactions or otherwise, at prices then prevailing or related to the then-current market price or at negotiated prices. The offered shares may be sold directly or through agents or broker-dealers acting as principal or agent, or in block trades or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. To the extent required, the names of any agents or broker-dealers and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in this prospectus under the caption “Plan of Distribution” or in any accompanying prospectus supplement. The selling shareholders reserve the right to accept or reject, in whole or in part, any proposed purchase of the offered shares to be made directly or through agents. The selling shareholders and any agents or broker-dealers participating in the distribution of the offered shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any profit on the sale of offered shares by the selling shareholders and any commissions received by any agents or broker-dealers may be deemed to be underwriting commissions or discounts under the Securities Act.

The date of this prospectus is _____________ __, 2005.

RISK FACTORS

An investment in our common stock involves certain risks. To understand these risks and to evaluate an investment in our common stock, you should read this entire prospectus, including the following risk factors.

OUR BUSINESS STRATEGY OF GROWTH THROUGH ACQUISITIONS COULD HAVE AN IMPACT ON OUR EARNINGS AND RESULTS OF OPERATIONS THAT MAY NEGATIVELY IMPACT THE VALUE OF YOUR STOCK.

Our business strategy includes both internal expansion and acquisitions, and there can be no assurance that, in the future, we will successfully identify suitable acquisition candidates, complete acquisitions successfully, integrate acquired operations into our existing operations or expand into new markets. Further, there can be no assurance that acquisitions will not have an adverse effect upon our operating results while the operations of the acquired businesses are being integrated into our operations. In addition, once integrated, acquired operations may not achieve levels of profitability comparable to those achieved by our existing operations, or otherwise perform as expected. Further, transaction-related expenses may adversely affect our earnings. These adverse effects on our earnings and results of operations may have a negative impact on the value of your stock.

WE MAY EXPERIENCE HIGHER LEVELS OF LOAN LOSS DUE TO OUR RECENT GROWTH.

Our growth strategy depends on generating an increasing level of loans to produce an acceptable return to our shareholders. We will also need to accomplish this loan growth while maintaining our recent history of low loan losses in our portfolio. A significant portion of our growth is expected to occur in markets that are relatively new to us, including those areas served by the banks we acquired in 2004, Savings Bank of Manchester and Tolland Bank, and areas of future expansion, including Fairfield County, Connecticut through our planned acquisition of Cornerstone Bank. Our loan portfolio may not perform as expected, particularly if interest rates continue to increase or economic conditions in our market area deteriorate, both of which could make loan repayments more difficult for our borrowers, resulting in higher future charges for loan losses.

STRONG COMPETITION WITHIN OUR MARKET AREAS MAY LIMIT OUR GROWTH AND PROFITABILITY.

Competition in the banking and financial services industry is intense. In our market areas, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. As we grow, we will be expanding into market areas where we may not be as well known as other institutions that have been operating in those areas for some time. In addition, regional, super regional and national interstate banking institutions have become increasingly active in our market areas. Many of these competitors, in particular the regional, super regional and national institutions, have substantially greater resources and lending limits than we have and may offer certain services that we do not or cannot efficiently provide. Our profitability depends upon our continued ability to successfully compete in our market areas. The greater resources and deposit and loan products offered by some of our competitors may limit our ability to grow profitably.

CHANGES IN INTEREST RATES COULD HAVE AN IMPACT ON OUR EARNINGS AND RESULTS OF OPERATIONS WHICH COULD HAVE A NEGATIVE IMPACT ON THE VALUE OF YOUR STOCK.

Our consolidated results of operations depend to a large extent on the level of our net interest income, which is the difference between interest income from interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings. If interest-rate fluctuations cause the cost of interest-bearing liabilities to increase faster than the yield on interest-earning assets, our net interest income will decrease. If the cost of interest-bearing liabilities declines faster than the yield on interest-earning assets, our net interest income will increase.

We measure our interest-rate risk using simulation analyses with particular emphasis on measuring changes in net interest income in different interest-rate environments. The simulation analyses incorporate assumptions about balance sheet changes, such as asset and liability growth, loan and deposit pricing and changes due to the mix and maturity of such assets and liabilities. Other key assumptions relate to the behavior of interest rates and spreads, prepayments of loans and the run-off of deposits. These assumptions are inherently uncertain and, as a result, the simulation analyses cannot precisely estimate the impact that higher or lower rate environments will have on net interest income. Actual results will differ from simulated results due to timing, magnitude and frequency of interest rate changes, changes in cash flow patterns and market conditions, as well as changes in management’s strategies.

While we use various monitors of interest-rate risk, we are unable to predict future fluctuations in interest rates or the specific impact of these fluctuations. The market values of most of our financial assets are sensitive to fluctuations in market interest rates. Fixed-rate investments, mortgage-backed securities and mortgage loans typically decline in value as interest rates rise. Prepayments on mortgage-backed securities may adversely affect the value of such securities and the interest income generated by them.

Changes in interest rates can also affect the amount of loans that we originate, as well as the value of our loans and other interest-earning assets and our ability to realize gains on the sale of such assets and liabilities. Prevailing interest rates also affect the extent to which our borrowers prepay their loans. When interest rates increase, borrowers are less likely to prepay their loans, and when interest rates decrease, borrowers are more likely to prepay loans. Funds generated by prepayments might be invested at a less favorable interest rate. Prepayments may adversely affect the value of mortgage loans, the levels of such assets that we retain in our portfolio, net interest income and loan servicing income.

Increases in interest rates might cause depositors to shift funds from accounts that have a comparatively lower cost, such as regular savings accounts, to accounts with a higher cost, such as certificates of deposit, If the cost of interest-bearing deposits increases at a rate greater than the yields on interest-earning assets increase, net interest income will be negatively affected. Changes in the asset and liability mix may also affect the net interest income.

WE MAY NOT PAY YOU DIVIDENDS IF WE ARE NOT ABLE TO RECEIVE DIVIDENDS FROM OUR SUBSIDIARY NEWALLIANCE BANK.

Cash dividends from NewAlliance Bank and our liquid assets are our principal sources of funds for paying cash dividends on our common stock. Unless we receive dividends from NewAlliance Bank or choose to use our liquid assets, we may not be able to pay dividends. NewAlliance Bank's ability to pay us dividends is subject to its ability to earn net income and to meet certain regulatory requirements.

A CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This document and the documents incorporated by reference into this document contain forward-looking statements about NewAlliance. Statements containing the words "believes," "expects," "anticipates," "estimates," "plans," "projects," "predicts," "intends," "seeks," "may," "should," "would," "continues," "hope" and similar expressions, or the negative of these terms, constitute forward-looking statements that involve risks and uncertainties. Such statements are based on current expectations and are subject to risks, uncertainties, and changes in condition, significance, value and effect. These risks include those discussed in the section entitled "RISK FACTORS" on page 2. Such risks, uncertainties and changes in condition, significance, value and effect could cause NewAlliance's actual results to differ materially from those anticipated events. In evaluating the transaction you should carefully consider the discussion of risks and uncertainties contained in the section entitled "RISK FACTORS" on page 2.

Although we believe our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we can give no assurance that our plans, intentions or expectations will be achieved. Accordingly, you should not place undue reliance on them. Investors are cautioned that all forward-looking statements involve risks and uncertainties and actual results may differ materially from anticipated results or those discussed elsewhere in this document as a result of various risk factors described in the section entitled "RISK FACTORS" on page 2. Listed below, and discussed elsewhere, are some important risks, uncertainties and contingencies that could cause our actual results, performance or achievements to be materially different from the forward-looking statements made in this document, particularly if the transaction is not completed. These factors, risks, uncertainties and contingencies include, but are not limited to, the following:

•	the strength of the United States economy in general and the strength of the regional and local economies in which we conduct operations;

•	the effects of changing economic conditions in our market areas and nationally;

•	the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	changes in federal and state banking, insurance and investment laws and regulations which could impact our operations;

•	inflation, interest rate, market and monetary fluctuations;

•
our ability in connection with any acquisition to complete such acquisition and to (1) successfully integrate assets, liabilities, customers, systems and management personnel we acquire into our operations, (2) realize related revenue enhancements and cost savings within expected time frames, and (3) cap our expected one time charges at anticipated levels and acquire assets and liabilities, which at acquisition closing, are expected to have fair values which support our estimated values for such assets and liabilities;

•	our timely development of competitive new products and services in a changing environment and the acceptance of such products and services by customers;

•
the impact of changes in financial services policies, laws and regulations, including laws, regulations, policies and practices concerning taxes, banking, capital, liquidity, proper accounting treatment, securities and insurance, and the application thereof by regulatory bodies and the impact of changes in and interpretations of generally accepted accounting principles;

•	the occurrence of adverse changes in the securities markets;

•	the effects of changes in technology or in consumer spending and savings habits;

•	terrorist attacks in the United States or upon United States interests abroad, or armed conflicts involving the United States military;

•	regulatory or judicial proceedings; and

•	changes in asset quality.

The effects of these factors are difficult to predict. New factors emerge from time to time, and we can not assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date of this document.

These forward-looking statements are found at various places throughout this document and the other documents incorporated by reference in this document, including our Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005 (including any amendments to these reports).

ABOUT THIS PROSPECTUS

We have filed with the Commission a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the offered shares. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

ABOUT NEWALLIANCE BANCSHARES, INC.

NewAlliance Bancshares, Inc., through its subsidiary, NewAlliance Bank, serves the personal finance, business banking and wealth management needs of consumers and businesses throughout Connecticut. NewAlliance Bank provides business and consumer banking, mortgage lending, trust and investment services and insurance services through banking offices, ATM’s, 24-hour phone access and on-line banking.

At June 30, 2005, we had total consolidated assets of approximately $6.59 billion, total deposits of approximately $3.77 billion and shareholders’ equity of approximately $1.43 billion.

Our principal executive office is located at 195 Church Street, New Haven, Connecticut 06510, and our telephone number is (203) 787-1111.

NO PROCEEDS TO NEWALLIANCE

NewAlliance will not receive any of the proceeds from sales of shares by the selling shareholders. The costs and expenses incurred in connection with the registration under the Securities Act of the offered shares will be paid by NewAlliance. The selling shareholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling shareholder and share transfer and other taxes attributable to the sale of the offered shares.

SELLING SHAREHOLDERS

On July 1, 2005, NewAlliance acquired Trust Company of Connecticut (the "Trust Company"). As part of this acquisition, NewAlliance issued 737,871 shares of its common stock to former shareholders of Trust Company in exchange for their shares of common stock of Trust Company in a private placement transaction exempt from registration under the Securities Act. The terms of the acquisition also contemplate the possibility of an additional, contingent payment which, if paid, would be paid in the first quarter of 2006 unless final calculation of the amount of the contingent payment is delayed due to a disagreement over the calculation or for other reasons. The maximum number of shares of common stock issuable in such contingent payment is 184,467 shares. NewAlliance is registering all of the 922,338 shares under the Securities Act potentially issuable pursuant to the terms of the acquisition agreement.

Because the selling shareholders may sell all, some or none of their shares, NewAlliance cannot estimate the number of shares that will be sold by the selling shareholders or that will be owned by the selling shareholders upon completion of the offering. The offered shares represent less than 1% of the total number of shares of NewAlliance's common stock outstanding as of July ___, 2005.

PLAN OF DISTRIBUTION

The selling shareholders may offer all or part of their shares of common stock from time to time in transactions on the New York Stock Exchange, in privately negotiated transactions, through the writing of options on the common stock or a combination of such methods of sale. The term "selling shareholders" includes donees, pledgees, transferees or their successors-in-interest selling shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of common stock may be offered at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The methods by which the shares may be sold or distributed may include, but are not limited to, one or more of the following:

o
a cross or block trade in which the broker-dealer engaged by the selling shareholder will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
        o an exchange distribution in accordance with the rules of the NASD;

o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

o privately negotiated transactions;

o	short sales or borrowings, returns and reborrowings of the shares pursuant to stock loan agreements to settle short sales;

o
delivery in connection with the issuance of securities by issuers, other than us, that are exchangeable for, whether on an optional or mandatory basis, or payable in, such shares, whether such securities are listed on a national securities exchange or otherwise, or pursuant to which such shares may be distributed; and

o underwritten transactions.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in such sales. Brokers or dealers may receive commissions or discounts from the selling shareholders or from the purchasers in amounts to be negotiated immediately prior to the sale. The selling shareholders may also sell such shares in accordance with Rule 144 under the Securities Act. If the shares are sold in an underwritten offering, then the shares may be acquired by the underwriters for their own account and may be further resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The names of the underwriters with respect to any such offering and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers, if any, will be set forth in a prospectus supplement relating to such offering. Any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers may be changed from time to time. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase the shares will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the shares specified in such prospectus supplement if any such shares are purchased. This prospectus also may be used by donees of the selling shareholders or by other persons acquiring shares of the common stock, including brokers who borrow the shares to settle short sales of shares of the common stock and who wish to offer and sell such shares under circumstances requiring or making use of the prospectus desirable.

From time to time the selling shareholders may engage in short sales, short sales against the box, puts, calls and other transactions in securities of NewAlliance or derivatives thereof, and may sell and deliver shares of common stock in connection therewith. From time to time the selling shareholders may also pledge their shares of common stock pursuant to the margin provisions of their respective customer agreements with their respective brokers or otherwise. Upon a default by a selling shareholder, the broker or pledgees may offer and sell the pledged shares of common stock from time to time.

The selling shareholders and any broker-dealers who act in connection with the sale of the shares of common stock offered pursuant to this prospectus may be deemed to be “underwriters” as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the common stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

NewAlliance has agreed to pay all expenses in connection with the registration under the Securities Act of the offered shares, including:

o all registration and filing fees,

o all exchange listing fees,

o printing expenses, and

o fees and disbursements of counsel and accountants for NewAlliance.

We will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 of the Securities Act. The selling shareholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling shareholders and stock transfer and other taxes attributable to the sale of the offered shares. NewAlliance also has agreed to indemnify each of the selling shareholders and their respective officers, directors and trustees and each person who controls, within the meaning of the Securities Act, such selling shareholder against losses, claims, damages, liabilities and expenses arising under the securities laws in connection with this offering except insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon information forwarded to NewAlliance by or on behalf of the selling shareholder for use in the registration statement.

    We have agreed to keep the Registration Statement of which this prospectus is a part effective until July 1, 2007, which is two years after our acquisition of Trust Company of Connecticut.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. -- You may obtain information on the operation of the Public Reference Room by calling the SEC at l-800-SEC-0330. In addition, we file many of our documents electronically with the SEC. and you may access those documents over the Internet. The SEC maintains a "web site" that contains reports, proxy and information statements and other information regarding issuers that file electronically at "http://www.sec.gov."

NewAlliance common stock is quoted on the New York Stock Exchange under the symbol "NAL."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows NewAlliance to "incorporate by reference" information into this prospectus. That means that NewAlliance can disclose important information to you by referring you to another document filed separately with the SEC. The information that NewAlliance incorporates by reference is considered a part of this prospectus, except for any information superseded by information presented in this prospectus. This prospectus incorporates important business and financial information about us and our subsidiaries that is not included in or delivered with this prospectus. This prospectus incorporates by reference the documents listed below that NewAlliance has filed with the SEC:

FILINGS	PERIOD OF REPORT OR DATE FILED

● Annual Report on Form 10-K	Year ended December 31, 2004
● Quarterly Report on From 10-Q	Quarter ended March 31, 2005
● Current Reports on Form 8-K	Filed April 15, April 28, June 7, June 22, June 30, 2005, and July 26
● For a description of NewAlliance common stock ° Form 8-A	Filed December 7, 2004

These documents are available without charge to you if you call or write to Judith E. Falango, Vice President - Corporate Communications, 195 Church Street, New Haven, Connecticut 06510, or telephone (203) 787-1111.

All reports and other documents filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of the registration statement and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. NewAlliance has not authorized anyone to provide you with information that is different, and, if given or made, such information must not be relied upon as having been authorized by us. Neither the delivery of this prospectus at any time nor any sale made hereunder shall, under any circumstances, imply that the information in this prospectus is correct as of any date after the date on the front of this prospectus. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation.

LEGAL MATTERS

Tyler Cooper & Alcorn, LLP, Hartford, Connecticut has passed upon the validity of the common stock offered pursuant to this prospectus.

EXPERTS

The financial statements incorporated in this prospectus by reference to NewAlliance's Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NEWALLIANCE OR THE SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE OFFERED SHARES, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF NEWALLIANCE SINCE THE DATE HEREOF.

922,338 SHARES

NEWALLIANCE BANCSHARES, INC.

COMMON STOCK

PROSPECTUS

July _____, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated fees and expenses payable by NewAlliance in connection with the issuance and distribution of the securities being registered:

Registration Fee	$1,577
Printing and Duplicating Expenses	$5,000
Legal Fees and Expenses	$10,000
Blue Sky Fees	$1,000
Accounting Fees and Expenses	$5,000
Miscellaneous	$3,000
Total	$25,577

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article ELEVENTH of the Certificate of Incorporation of NewAlliance Bancshares, Inc. (the “Corporation”) sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

ELEVENTH:
A.     Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C of this Article ELEVENTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.     The right to indemnification conferred in Section A of this Article ELEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under Section B of this Article ELEVENTH or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article ELEVENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

C.     If a claim under Section A or B of this Article ELEVENTH is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article ELEVENTH or otherwise, shall be on the Corporation.

D.     The rights to indemnification and to the advancement of expenses conferred in this Article ELEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of shareholders or Disinterested Directors or otherwise.

E.     The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F.     The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article ELEVENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

G.     Notwithstanding any other provision set forth in this Article ELEVENTH, in no event shall any payments made by the Corporation pursuant to this Article ELEVENTH exceed the amount permissible under applicable state or federal law, including but not limited to the limitations on indemnification imposed by Section 18(k) of the Federal Deposit Insurance Act and the regulation issued thereunder by the Federal Deposit Insurance Corporation.

The foregoing indemnity and insurance provisions have the effect of reducing directors’ and officers’ exposure to personal liability for actions taken in connection with their respective positions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of NewAlliance pursuant to the foregoing provisions, or otherwise, NewAlliance has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by NewAlliance of expenses incurred or paid by a director, officer or controlling person of NewAlliance in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, NewAlliance will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

The following Exhibits are filed herewith or incorporated herein by reference:

EXHIBIT NO.	DESCRIPTION

4.1
Certificate of Incorporation of NewAlliance Bancshares, Inc. (Incorporated by Reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of NewAlliance Bancshares, Inc. filed with the Commission on August 13, 2004).

4.2	Bylaws of NewAlliance Bancshares, Inc. (Incorporated by Reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q of NewAlliance Bancshares, Inc. filed with the Commission on August 13, 2004).

4.3
Form of Common Stock Certificate for NewAlliance Bancshares, Inc. (Incorporated by Reference to Exhibit 4.1 to the Registration Statement on Form S-1 on NewAlliance Bancshares, Inc. filed with the Commission on September 30, 2003 (File No. 333-109266)).

5	Opinion of Tyler Cooper & Alcorn, LLP as to the validity of the shares being registered
23.1	Consent of Tyler Cooper & Alcorn, LLP (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (included on signature page)

ITEM 17. UNDERTAKINGS

(a)     NewAlliance hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective registration statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     NewAlliance hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of NewAlliance’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     NewAlliance hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), NewAlliance undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)     NewAlliance undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a) (3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)     NewAlliance hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)     NewAlliance hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Haven, Connecticut, on July 27, 2005.

NEWALLIANCE BANCSHARES, INC.
(Registrant)

By: /s/ Merrill B. Blanksteen
Merrill B. Blanksteen
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each individual whose signature appears below hereby constitutes and appoints Peyton R. Patterson and Merrill B. Blanksteen, and each and either of them, such individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transactions between NewAlliance Bancshares, Inc., NewAlliance Bank and Trust Company of Connecticut, or any registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including, without limitation, any and all amendments thereto, and to file the same with the SEC with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney is valid as of its execution, until its withdrawal.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 26th day of July, 2005.

Signatures	Title	Date

/s/Peyton R. Patterson	Chairman, President and Chief Executive Officer	July 26, 2005
Peyton R. Patterson	(Principal Executive Officer)

/s/ Merrill B. Blanksteen	Executive Vice President and Chief Financial Officer	July 26, 2005
Merrill B. Blanksteen	(Principal Financial and Accounting Officer)

/s/ Roxanne J. Coady	Director	July 26, 2005
Roxanne J. Coady

/s/ John F. Croweak	Director	July 26, 2005
John F. Croweak

/s/ Sheila B. Flanagan	Director	July 26, 2005
Sheila B. Flanagan

/s/ Richard J. Grossi	Director	July 26, 2005
Richard J. Grossi

/s/ Robert J. Lyons, Jr.	Director	July 26, 2005
Robert J. Lyons, Jr.

/s/ Eric A. Marziali	Director	July 26, 2005
Eric A. Marziali

/s/ Julia M. McNamara	Director	July 26, 2005
Julia M. McNamara

/s/ Gerald B. Rosenberg	Director	July 26, 2005
Gerald B. Rosenberg

/s/ Joseph H. Rossi	Director	July 26, 2005
Joseph H. Rossi

/s/ Cornell Scott	Director	July 26, 2005
Cornell Scott

/s/ Nathaniel D. Woodson	Director	July 26, 2005
Nathaniel D. Woodson

/s/ Joseph A. Zaccagnino	Director	July 26, 2005
Joseph A. Zaccagnino

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1
Certificate of Incorporation of NewAlliance Bancshares, Inc. (Incorporated by Reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of NewAlliance Bancshares, Inc. filed with the Commission on August 13, 2004).

4.2	Bylaws of NewAlliance Bancshares, Inc. (Incorporated by Reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q of NewAlliance Bancshares, Inc. filed with the Commission on August 13, 2004).
4.3
Form of Common Stock Certificate for NewAlliance Bancshares, Inc. (Incorporated by Reference to Exhibit 4.1 to the Registration Statement on Form S-1 on NewAlliance Bancshares, Inc. filed with the Commission on September 30, 2003 (File No. 333-109266)).

5	Opinion of Tyler Cooper & Alcorn, LLP as to the validity of the shares being registered
23.1	Consent of Tyler Cooper & Alcorn, LLP (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (included on signature page)